UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549



                              SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a) of
                        the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14-6 (e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12


                                  GLOBAL INDUSTRIES, LTD

               (Name of Registrant as Specified in its Charter)

   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fees required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4)  Proposed maximum aggregate value of transaction:

    5)  Total Fee paid:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statment number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

    2)  Form, Schedule or Registration Statment No.:

    3)  Filing Party:

    4)  Date Filed:


                                   {LOGO}



                                  GLOBAL INDUSTRIES, LTD.
                                     8000 Global Drive
                                 Carlyss, Louisiana 70665




William J. Dore'
Chairman of the Board and
Chief Executive Officer


April 4, 2003


Dear Shareholder:

	I would like to cordially invite you to attend our Annual Meeting of Shareholders. The meeting will be held on Thursday, May 15, 2003, at The Houstonian Hotel &
Conference Center, 111 North Post Oak Lane, Houston, Texas, commencing at 10:00 a.m., local time. At this year's meeting, we will vote on the election of eight directors.
We have attached a notice of meeting and a proxy statement that contains more information about this item and the meeting.

        Your vote is important to the Company. We encourage you to sign and return your proxy card before the meeting so that your shares will be represented and voted at the meeting even if you cannot attend.

        Thank you for your interest in our Company.

                                        Sincerely yours,





                                        William J. Dore'






                                  {LOGO}




                            GLOBAL INDUSTRIES, LTD.
                                8000 Global Drive
                            Carlyss, Louisiana 70665


                    NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 15, 2003


Dear Shareholder:

You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Global Industries, Ltd. on Thursday, May 15, 2003. The meeting will be held at The Houstonian Hotel & Conference Center, 111 North Post Oak Lane, Houston, Texas, at 10:00 a.m., local time.

As set forth in the accompanying Proxy Statement, the meeting will be held for the following purposes:

        1.      To elect eight directors to hold office
                until the next annual meeting of
                shareholders and until their successors
                have been elected and qualified.

        2.      To transact such other business as may
                properly come before the meeting or any
                adjournment thereof.

The Board of Directors has fixed the close of business on April 1, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the 2003 Annual
Meeting or any adjournment thereof. A list of shareholders will be available for examination at the Annual Meeting and at the office of the Company for the ten days prior to the Annual
Meeting.

                                        By Order of the Board of Directors





                                        Timothy W. Miciotto
                                        Senior Vice President
Carlyss, Louisiana
April 4, 2003


IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.





                                  GLOBAL INDUSTRIES, LTD.
                                     8000 Global Drive
                                 Carlyss, Louisiana 70665


               PROXY STATEMENT FOR 2003 ANNUAL MEETING OF SHAREHOLDERS

                                 To be held on May 15, 2003


        This Proxy Statement and the accompanying proxy card are being furnished to the shareholders of Global Industries, Ltd., a Louisiana corporation (the "Company" or "Global"), in connection with the solicitation by and on behalf of the Board of Directors of the Company of proxies for use at the 2003 Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held on Thursday, May 15, 2003, at 10:00 a.m., local time, at The Houstonian Hotel & Conference Center, 111 Post Oak Lane, Houston, Texas, and any adjournment thereof. This Proxy Statement and the accompanying proxy card are being first mailed to shareholders on or about April 4, 2003.

        The execution and return of the enclosed proxy will not affect in any way a shareholder's right to attend the Annual Meeting. Furthermore, a shareholder may revoke his or her proxy at any time before it is exercised (a) by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or (b) by appearing and voting in person at the Annual Meeting. Unless otherwise marked, properly executed proxies in the form of the accompanying proxy card will be voted (i) FOR the election of the eight nominees to the Board of Directors of the Company listed below and (ii) in the discretion of the proxies on any other matter that properly comes before the shareholders at the Annual Meeting.

        On April 1, 2003, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, the Company had outstanding 100,780,234 shares of common stock. The holders of common stock are entitled to one vote per share. The common stock is the only class of voting securities outstanding. The presence at the meeting in person or by proxy of the holders of a majority of the outstanding shares is necessary to constitute a quorum.


                                  ELECTION OF DIRECTORS


        Pursuant to the Company's bylaws, the Board of Directors currently consists of eight positions. Eight directors will be elected at the Annual Meeting to serve until the next annual meeting and until their successors are elected and qualified. A plurality of the votes cast in person or by proxy by the holders of common stock is required to elect each director. Accordingly, under Louisiana law, the Company's Amended and Restated Articles of Incorporation and bylaws, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to the particular item) are not counted and have no effect on the election of directors. Unless otherwise indicated on the proxy, the persons named as proxies in the enclosed proxy will vote in favor of the nominees listed below. Each of the nominees is currently a director of the Company and was recommended by the Nominating and Governance Committee of the Board of Directors and nominated by the Board of Directors. Although the Company has no reason to believe that any of the nominees will be unable to serve if elected, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons as may be nominated by the Board of Directors.


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

        Set forth below is the name and certain information regarding each of the eight nominees for election as a director:


        William J. Dore', 60, is the Company's founder and has been Chairman of the Board of Directors and Chief Executive Officer since 1973 and prior to June 2000, was also President. Mr. Dore' has over thirty years of experience in the diving and marine construction industry and is a past President of the Association of Diving Contractors and has served on the Board of Directors of the National Ocean Industries Association. In 2000, Mr. Dore' received the Horatio Alger Award for personal and professional achievement. He received a M.Ed. degree from McNeese State University.

        James C. Day, 60, joined the Board of Directors of the Company in February 1993. Mr. Day has been Chairman of the Board of Directors since October 1992, and Chief Executive Officer since January 1984, of Noble Corporation, a Houston, Texas based offshore drilling contractor. He previously also served as its President of Noble. He serves as a Trustee of the Samuel Roberts Noble Foundation, Inc. He has served as Chairman of the International Association of Drilling Contractors, the National Ocean Industries Association, and currently serves on the Board of the American Petroleum Institute and Noble Energy. Mr. Day received a BS degree in Business Administration from Phillips University.

        Edward P. Djerejian, 64, joined the Board of Directors of the Company in February 1996. Since August 1994, Mr. Djerejian has been the Director of the James A. Baker III Institute of Public Policy at Rice University. A former United States Ambassador, he served as U.S. Ambassador to Israel in 1994. During his more than thirty years in the United States Foreign Service, Mr. Djerejian served as U.S. Ambassador to the Syrian Arab Republic, and as Assistant Secretary of State for Near Eastern Affairs under Presidents Bush and Clinton. He received the Department of State's Distinguished Service Award in 1993 and the President's Distinguished Service Award in 1994. Mr. Djerejian is a graduate of the School of Foreign Service at Georgetown University and serves on the Board of Directors of Occidental Petroleum Corporation and Baker Hughes, Inc.

        Edgar G. Hotard, 59, joined the Board of Directors in May 1999. Mr. Hotard is an independent consultant/investor, having retired as President and Chief Operating Officer of Praxair,
Inc. in January 1999 where he was first elected President and a Board Director in 1992. Previously, Mr. Hotard was a Union Carbide corporation Vice-president. Mr. Hotard serves on the Board of Directors of EDGEN Corp., Global Power Equipment Group, Inc., and Home Care Supply Inc. He is Chairman of Surface Logix Inc. and Monitor Group (China). He currently serves on the Board of Directors of the US China Business Council. In
December 2000, he received the Great Wall Award from the municipality of Beijing, China. Mr. Hotard received a BS degree in Mechanical Engineering from Northwestern University.

	Richard A. Pattarozzi, 59, joined the Board of Directors of the Company in May 2000. Mr. Pattarozzi retired as Vice
President of Shell Oil Company in January 2000. He also previously served as President and Chief Executive Officer for both Shell Deepwater Development, Inc. and Shell Deepwater Production, Inc. Mr. Pattarozzi serves on the Board of Directors of Stone Energy, Inc., Superior Energy Services, Inc.,
Transocean, Inc., FMC, Inc., and Tidewater, Inc.  He received a
BS degree in Civil Engineering from the University of Illinois.

        James L. Payne, 66, joined the Board of Directors of the Company in December 2000. Since October 2001, Mr. Payne has been Chief Executive Officer and President of Nuevo Energy Corporation. Mr. Payne retired as Vice Chairman of Devon Energy, Inc. in January 2001. Prior to its merger with Devon Energy, Mr. Payne was Chief Executive Officer and Chairman of Santa Fe Snyder, Inc. Mr. Payne serves on the Board of Directors of Nabors Industries, B.J. Services Company and Nuevo Energy Corporation. Mr. Payne is a graduate of the Colorado School of Mines and received an MBA from Golden State University.

        Michael J. Pollock, 56, joined the Board of Directors of the Company in 1992. Mr. Pollock retired from the Company in February 1998. Mr. Pollock was employed by the Company for eight years, most recently as Vice President, Chief Financial Officer and Treasurer. From September 1990 to December 1992, Mr. Pollock was Treasurer and Chief Financial Officer of the Company and from December 1992 until April 1996 was Vice President, Chief Administrative Officer. Mr. Pollock currently serves as Director and Chief Executive Officer of CoStreet Communications (formerly Orbis1 Carrier Services). He received a BS degree from the University of Louisiana-Lafayette. Mr. Pollock is a certified public accountant and a certified internal auditor.

        Luis K. Tellez, 44, joined the Board of Directors of the Company March 31, 2003. Mr. Tellez has been Executive Vice President and Chief Executive Officer since March 2001, of DESC, S.A. de C.V., a Mexico based diversified industrial company. He previously served as Mexico's Secretary of Energy from 1997 until 2000 and Chief of Staff to Mexico's President from 1994 to 1997. Mr. Tellez is currently a member of the Board of Director of DESC, Femsa, Grupo Mexico, a member of the Business Council of the Reforma newspaper and of the Board of Counselors of Kissinger McLarty Associates. He is also a member of the Board of the following non-profit organizations: Fundacion Televisa, Fundacion Onete and Universidad Iberoamericana. Mr. Tellez received a degree in economics from the Instituto Technologico Autonomo de Mexico (ITAM) and also holds a Ph.D. in Economics from the Massachusetts Institute of Technology.



                                  DIRECTORS AND COMMITTEES

Attendance and Fees

        The Company's Board of Directors held five meetings during 2002. Each director attended more than 75% of the combined number of meetings of the Board of Directors and of the committees on which he served that were held during the period in which he was a director.

        All non-employee directors of the Company are entitled to receive an annual retainer of $40,000, paid semiannually, and are reimbursed for ordinary and necessary expenses incurred in attending Board or committee meetings. During 2002, each non-employee director received a $1,000 meeting fee for each Board meeting and committee meeting attended in person and $500 for each telephonic meeting attended. In addition, the chairman of each Board committee, who holds the position for a full year, is entitled to receive a $3,000 stipend. . Each non-employee director must elect to receive at least $20,000 of their retainer and meeting fees in common stock or stock units under the Non-Employee Directors Compensations Plan described below.

        Under the Global Industries, Ltd. Non-Employee Directors Compensation Plan (the "Directors Compensation Plan"), each non-employee director may elect to defer receipt of all or part of his annual retainer and meeting fees. Each non-employee director may elect to have deferred fees (i) credited based on stock units which have the same value as the Company's common stock and increase or decrease in value to the full extent of any increase or decrease in the value of the common stock or (ii) credited with interest equivalents based on the prime rate of interest as published in The Wall Street Journal on the last day of each quarter. Also, each non-employee director may elect to receive up to $20,000 of his or her annual retainer and meeting fees in shares of the Company's common stock. Under the Directors Compensation Plan, 25,000 shares of common stock are reserved for issue to non-employee directors, of which 18,420 shares have been issued. For 2002, the directors had stock units credited to their account under the Directors Compensation Plan as follows:
Mr. Day - 8,366 stock units, Mr. Pattarozzi - 4,589 stock units, Mr. Payne - 5,839 stock units, and Mr. Pollock - 8,366 stock units. Mr. Djerejian and Mr. Hotard were each issued 4,454 shares of Common Stock under their 2002 payment election.

Committees

        The Board of Directors has established the following standing committees:

        Compensation Committee. The Compensation Committee's responsibility is to approve the compensation arrangements for senior management of the Company, including establishment of salaries and bonuses and other compensation for executive officers of the Company; to approve any compensation plans in which officers and directors of the Company are eligible to participate and to administer such plans, including the granting of stock options or other benefits under any such plans; to review the Company's succession plan and to review significant issues that relate to changes in benefit plans. The Compensation Committee held three meetings during 2002. The Compensation Committee is currently comprised of three non-employee directors:
Mr. Hotard (Chairman), Mr. Payne, and Mr. Pattarozzi.

        Finance Committee. The Finance Committee's responsibility is to review financing and refinancing proposals and is currently comprised of four directors: Mr. Day (Chairman), Mr. Djerejian,
Mr. Pattarozzi and Mr. Pollock.  During 2002, the Finance
Committee held three meetings.

        Nominating and Governance Committee. The Nominating and Governance Committee's primary responsibilities are to recruit and recommend candidates for election to the Board of Directors, to develop and recommend to the Board the Company's corporate governance guidelines and assist the Board in implementing them, and to lead the Board in its annual review of the performance of the Board and its committees. The Nominating and Governance Committee will consider director nominee suggestions made by shareholders. With respect to the procedures that must be followed in order for the nominations from shareholders to be considered, see "Shareholder Proposals and Director Nominations." This committee had one meeting during 2002 and is currently comprised of five directors: Mr. Payne (Chairman), Mr. Day, Mr. Djerejian, Mr. Hotard and Mr. Pattarozzi. Each member of this committee is "independent" as defined in Rule 4200 (a) (14) of the National Association of Securities Dealers listing standards.

	Audit Committee. The Audit Committee annually reviews and recommends to the full Board of Directors the firm to be engaged to audit the accounts of the Company and its subsidiaries. Additionally, the Audit Committee reviews with such independent auditor the plan and results of the auditing engagement and the scope and results of the Company's procedures for internal auditing, makes inquiries as to the adequacy of internal accounting controls, and considers the independence of the auditors. During 2002, the Audit Committee held seven meetings. The Audit Committee is currently comprised of four directors: Mr. Pollock (Chairman), Mr. Day, Mr. Pattarozzi and Mr. Payne. Each member of the Audit Committee is "independent" as defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards. The Board of Directors has adopted a written charter for the Audit Committee, which was recently amended to comply with forthcoming requirements under the Sarbanes-Oxley Act and proposals by the NASDAQ. The amended charter is included as Appendix A and a copy may be obtained from the Company without charge.

	Technical, Health, Safety and Environment Committee. The Technical Health, Safety and Environment Committee's responsibility is to oversee the Company's technical, health, safety and environmental practices. It reviews the status of the corporate safety program to ensure that the program provides for a safe and healthful work environment. The Committee also reviews the status of systems and programs that assure the Company's compliance with environmental laws and regulations. This Committee had two meetings during 2002 and is currently comprised of four directors: Mr. Pattarozzi (Chairman), Mr. Djerejian, Mr. Hotard and Mr. Payne.


Report of the Audit Committee

        The Audit Committee has reviewed and discussed with the Company's management and Deloitte & Touche LLP, the Company's independent auditors for 2002, the audited financial statements of the Company contained in the Company's Annual Report to Shareholders for the year ended December 31, 2002. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

        The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (titled, "Independence Discussions with Audit Committees"), and has discussed with Deloitte & Touche LLP such independent auditors' independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by Deloitte & Touche LLP in 2002 was compatible with maintaining their independence and determined that it was.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the preceding report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or incorporated by reference into any filing except to the extent this report is specifically incorporated by reference therein.


                                        Audit Committee
                                        Michael J. Pollock, Chairman
                                        James C. Day
                                        Richard A. Pattarozzi
                                        James L. Payne



Certain Transactions

        The Company leases an office building and adjacent land on which it has built a training facility in Lafayette, Louisiana from William J. Dore', the Company's Chairman of the Board and Chief Executive Officer. The Company uses the facility for training and employee meetings as well as for equipment storage. The lease agreement with Mr. Dore' for the Lafayette office building and adjacent land currently provides for aggregate monthly lease payments of $3,917 and expires on December 31, 2004. The Company made aggregate lease payments to Mr. Dore' under the lease agreement of $47,000 during 2002. The Company believes the lease payments are at market rates.



                                  SECURITY OWNERSHIP


Stock Ownership of Directors and Executive Officers

        The table below sets forth the ownership of the Company's common stock, as of April 1, 2003, by (i) each executive officer named in the Summary Compensation Table included under "Compensation of Executive Officers," (ii) each of the Company's directors, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the persons listed below have sole voting power and investment power over the shares beneficially held by them.


                                                     Shares Owned Beneficially
                                                     _________________________
                Name                                    Number        Percent
                ____                                    ______        _______

        William J. Dore' (1) (2)                     28,917,406        28.6%
        Peter S. Atkinson (2)                           155,614          *
        Michael J. Pearson (2)                           22,590          *
        Timothy W. Miciotto(2)                           44,022          *
        James J. Dore' (2)                              285,799          *
        James C. Day (3)                                 14,424          *
        Edward P. Djerejian                              15,568          *
        Edgar G. Hotard                                   8,000          *
        Michael J. Pollock                               11,776          *
        Richard A. Pattarozzi                                --          *
        James L. Payne                                   20,000          *
        Luis K. Tellez                                       --          *


        All directors and executive officers
          as a group
          (17 persons)(2)                            30,017,774        29.4%

____________________
*	Less than 1%
(1) Includes 829,113 shares held by the Company's Retirement Plan of which Mr. Dore' acts as Trustee. Mr. Dore' disclaims beneficial ownership of all of such shares except the 214,495 shares held by the Retirement Plan allocated to his account.
(2) Includes shares issued pursuant to restricted stock awards granted to Mr. William Dore' - 46,667 shares; Mr. Atkinson - 29,334 shares; Mr. Pearson - 5,000 shares; Mr. Miciotto -
8,000 shares; and all executive officers as a group -
152,670; shares allocated to such person's account in the Retirement Plan are as follows: Mr. Atkinson - 280 shares; Mr. Miciotto - 10 shares; Mr. James Dore' - 11,462 shares; and all directors and executives as a group - 829,113 shares; and the shares issuable upon exercise of stock options exercisable within sixty days as follows: Mr. William Dore'
- 390,398 shares; Mr. Atkinson - 126,000 shares; Mr. Pearson
- 6,000 shares; Mr. Miciotto - 19,200 shares; Mr. James
Dore' - 151,400 shares; and all directors and executive officers as a group - 1,151,198 shares.
(3) These shares are held by the James and Theresa Day 1998 Family Trust and Mr. Day has shared voting and investment power with respect to such shares.



Stock Ownership of Certain Beneficial Owners

	The following, to the Company's knowledge, as of the date of this proxy statement, are the only beneficial owners of 5% or more of the outstanding common stock except as shown in the table above.

Name and Address of                Number of Shares
Beneficial Owner                   of Common Stock        Percent of Class
___________________                ________________       ________________

FMR Corp.                            8,595,250(1)              8.6%(1)
82 Devonshire Street
Boston, MA  02109

Strong Capital Management, Inc.      6,127,177(2)              6.1%(2)
100 Heritage Reserve
Menomenee Falls, WI 53051


___________________
(1) Based solely on information furnished in Schedule 13G filed with the Securities and Exchange Commission by such person on February 14, 2003. Includes 855,145 shares of Common Stock with sole voting power.

(2) Based solely on information furnished in Schedule 13G filed with the Securities and Exchange Commission by such person on February 6, 2003, which filing reflects shared voting and dispositive power with respect to all such shares.




                             COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth the cash compensation paid or accrued for services rendered in all capacities to the Company during the last three years to the Company's Chief Executive
Officer and each of the Company's other four most highly compensated executive officers who earned more than $100,000 in salary and bonus in the year ended December 31, 2002 (the "Named Executives").



                                            Annual Compensation                 Long-Term Compensation
                                      ---------------------------------   --------------------------------

                                                           Other Annual    Restricted      Securities         All Other
                                       Salary     Bonus    Compensation   Stock Awards  Underlying Options  Compensation
Name and Principal Position    Year      ($)       ($)        ($)(2)         ($)(3)           (#)              ($)(4)
---------------------------    ----    -------   --------- ------------   ------------  ------------------  ------------
William J. Dore'               2002    377,083     --           --           --             252,000           3,034
  Chairman of the Board        2001    328,125     --           --           --             172,000           3,362
  and Chief Executive          2000    337,500     --           --         213,750          176,000           7,652
  Officer


Peter S. Atkinson              2002    199,583     --           --           --             98,000            2,479
  President                    2001    190,000     --           --           --             62,000            3,284
                               2000    193,750     --           --         213,750          60,000            5,469


J. Michael Pearson             2002    173,154     --           --          42,100          60,000            1,092
  Chief Operating Officer


Timothy W. Miciotto (5)        2002    166,583     --           --           --             30,000            2,291
  Senior Vice President,       2001    156,750     --           --           --             36,000            1,658
  Chief Financial Officer      2000     96,250     --        18,400        141,000          15,000            1,346


James J. Dore'                 2002    155,000     --           --           --             35,000            1,542
  President, Global Divers     2001    147,250     --           --           --             30,000            2,836
  & Marine Contractors         2000    150,000  13,333 (6)      --           --             40,000            4,932


____________________
(1) In accordance with rules of the Securities and Exchange Commission, the dollar value of prerequisites and other personal benefits of named executives are only shown to the extent that they exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for the named executive. The amount shown for Mr. Miciotto in 2000 included $15,250 related to relocation bonus, living allowance and/or moving expenses and $3,150 related to automobile allowance and/or value of personal use of Company automobile.
(2) Based on the closing price of the Company's common stock on the date of grant. On December 31, 2002, the aggregate number of restricted shares held by Messrs. William Dore', Atkinson, Pearson, Miciotto, and James Dore', was 60,000, 55,500, 5,000, 8,000 and 0 respectively; and the aggregate value of such shares held by each based upon the $4.17 market value on December 31, 2002, was $250,200, $148,035, $20,850, $33,360,
and $0, respectively. The Company does not currently pay dividends on common stock; however, it would pay dividends on the restricted stock should its dividend policy change.
(3) For each year, includes the aggregate value of contributions and allocations to the Company's Profit Sharing and Retirement Plan, matching Company contributions to the Company's 401(k) plan, and the value of term life insurance coverage provided. During 2002: (i) contributions and allocations to the Company's Profit Sharing and Retirement Plan were: Mr. William Dore' - $204; Mr. Atkinson - $204; Mr. Miciotto - $188; and
Mr. James Dore' - $177; (ii) matching contributions to the Company's 401(k) plan were: Mr. Atkinson, Mr. Miciotto, and
Mr. James Dore', - $1,000 each; (iii) the value of term life insurance coverage provided was: Mr. William Dore' - $2,830;
Mr. Atkinson - $1,275; Mr. Pearson - $1,092; Mr. Miciotto - $1,103; and Mr. James Dore' - $366.
(4) Mr. Pearson joined the Company in January 2002.
(5) Mr. Miciotto joined the Company in June 2000.
(6) Includes amounts awarded under the company's Performance Bonus Plan adopted in 1998 pursuant to which performance awards granted in 1998 were paid in three annual installments with the first being paid at the time of award. Under this plan, Mr. James Dore' received an award of $40,000, of which 2/3 was paid during the year ended December 31, 1998, and 1/3 was paid in February 2000.


        The following table contains information concerning grants of stock options under the Company's Stock Option Plans to the Named Executives during 2002.




                                Option Grants During the Last Fiscal Year

                                              Individual Grants
                     ---------------------------------------------------------------------
                                    % of Total                                                   Potential Realizable Value at
                                    Options                                                   Assumed Annual Rate of Stock Price
                                    Granted to    Fair Market                                 Appreciation for Option Term ($)(2)
                      Options      Employees in  Value on date  Exercise Price  Expiration    -----------------------------------
Name                  Granted (1)   Fiscal Year  of Grant ($)   Per Share ($)     Date           0%          5%          10%
-------------------  ------------  ------------  -------------  --------------  ------------  -------- ------------  -----------


William J. Dore'       252,000         15.6          8.30            8.30         2/20/12        --     1,315,440    3,333,960
Peter S. Atkinson       98,000          6.0          8.30            8.30         2/20/12        --       511,560    1,296,540
J. Michael Pearson      30,000          1.9          8.42            8.42         1/31/12        --       159,000      402,600
J. Michael Pearson      30,000          1.9          4.15            4.15         8/06/12        --        78,300      198,300
Timothy W. Miciotto     30,000          1.9          8.30            8.30         2/20/12        --       156,600      396,900
James J. Dore'          35,000          2.2          8.30            8.30         2/20/12        --       182,700      463,050



___________________
(1) All options vest 20% on each anniversary of the date of grant.
(2) The potential realizable value reflects price appreciation over the option exercise price.


        The table below sets forth the aggregate option exercises during the year ended December 31, 2002 and the value of outstanding options at December 31, 2002 held by the Named
Executives.






                         Aggregated Option Exercises During Fiscal 2002
                                and Option Values at Period End

                                                   Securities          Value of
                                                   Underlying         Unexercised
                                                   Unexercised        In-the-Money
                                                    Options at         Options at
                                                  Period End (#)     Period End ($)(*)
                                                  -----------------  -----------------
                         Shares
                      Acquired on     Value         Exercisable/       Exercisable/
Name                  Exercise (#)  Realized ($)   Unexercisable      Unexercisable
-------------------  -------------  ------------  -----------------  -----------------

William J. Dore'	  --            --        304,800 / 595,200           0 / 0
Peter S. Atkinson         --            --         92,400 / 227,600           0 / 0
J. Michael Pearson        --            --              0 /  60,000         0 / 600
Timothy W. Miciotto       --            --         13,200 /  67,800           0 / 0
James J. Dore'          64,000       165,123      134,400 /  90,600     195,340 / 0


(*) Based on the difference between the closing sale price of the Common Stock of $4.17 on December 31, 2002, and the exercise price.

        The Company's 1992 Stock Option Plan and the 1998 Equity Incentive Plan (the "Option Plans") provide that, upon a change of control, the Compensation Committee may accelerate the vesting of options, cancel options and make payments in respect thereof in cash in accordance with the Option Plans, adjust the outstanding options as appropriate to reflect such change of control, or provide that each option shall thereafter be exercisable for the number and class of securities or property that the optionee would have been entitled to had the option already been exercised. The Option Plans provide that a change of control occurs if any person, entity or group (other than William J. Dore' and his affiliates) acquires or gains ownership or control of more than 50% of the outstanding Common Stock or, if after certain enumerated transactions, the persons who were directors before such transaction cease to constitute a majority of the Board of Directors.

        The Company has entered into agreements with certain of the officers of the Company, including all of the Named Executives that provide certain severance benefits in the event their employment is terminated under certain circumstances within two years following a change of control of the Company. The agreements are for a term of one year and automatically renew each January 1 absent notice to the contrary from the Company, however, if a change of control occurs during the term of the agreement, the agreement cannot terminate until two years after the change of control.

        The agreements provide that if the Company terminates the Named Executive's employment other than due to death, disability, retirement or cause, or if the Named Executive terminates his employment with the Company for "good reason," in each case within two years following a change in control, then he shall be entitled to the following benefits and payments: (1) a payment equal to the Named Executive's full base salary through the date of termination plus a pro rata payment based on the highest bonus or incentive compensation received in any one of the three fiscal years immediately preceding the fiscal year in which the termination occurred, or the number of days elapsed in the fiscal year in which the termination occurs; (2) a payment equal to in the case of the Named Executives 2.99 times and the higher of (i) the highest base salary plus any bonus paid to such executive in any one of the five fiscal years preceding the fiscal year in which the termination occurred or (ii) such executive's annualized includable compensation for the base period (as defined in Section 280G(d)(1)of the Internal Revenue Code); (3) all stock options held by such executive (whether or not then exercisable) shall be surrendered to the Company in exchange for a cash payment equal to the difference between the exercise price and the closing price of the Company's common stock on the date of notice of termination, and all restrictions on any restricted stock granted to such executive shall lapse; (4) a payment of the difference between what such executive is entitled to receive under the Company's retirement plans upon his termination and the amount he would have been entitled to had he been fully vested under such plans upon his termination; (5) continued welfare benefit coverage for two years following his termination, or retiree medical benefits for life, if such executive would have been entitled to such benefits had he voluntarily retired on such date; and (6) certain other expenses or losses related to such executive's termination. In the case of the Named Executives, if any payments would be subject to any excise tax imposed by
Section 4999 of the Internal Revenue Code then the aggregate compensation payable under the agreement will be increased in an amount necessary to pay such excise taxes and all taxes owed on such additional payments. In the case of other officers, the aggregate compensation payable under the change of control agreement and any other payments that constitute "parachute payments" (as defined in Section 280G (b) (2) of the Internal Revenue Code), will be reduced to an amount that is one dollar less than three times his or her annualized includable compensation. If the officer's employment is terminated for cause, then he will be entitled only to receive his current salary plus any incentive compensation through the date notice of termination is given. If the officer is unable to perform his duties due to incapacity after a change of control, he will continue to receive his full base salary and incentive compensation at the rate then in effect until the agreement is terminated.

        Generally a change of control occurs if a person or group acquires 50% or more of the voting stock of the Company, or a merger or sale or transfer of substantially all of the Company's assets or after a contested election, persons who were directors before such election cease to constitute a majority of the Board of Directors.



Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors administers the Company's executive compensation. The Compensation Committee's responsibility is to set the compensation philosophy for the Company's executive officers, to approve and administer the Company's incentive and benefit plans, to monitor the performance and compensation of executive officers and other key employees and to set compensation and make awards under the Company's incentive plans that are consistent with the Company's compensation philosophy and the performance of the Company and its executive officers. The Compensation Committee believes that shareholders are best served when the compensation structure for executive officers focuses them on building long-term shareholder value while not neglecting current earnings. Total compensation for the Company's Chief Executive Officer is based upon the same factors and determined in the same way, as the Company's other executive officers.

        The Company's executive compensation program consists of three principal elements: (1) base salary, (2) potential for annual incentive compensation awards, which provide for cash bonuses based on overall Company performance as well as individual performance, and (3) opportunities to earn long-term stock-based awards which provide long-term incentives that are intended to encourage the achievement of superior results over time and to align the interests of executive officers with those of shareholders. The annual incentive compensation awards and long-term stock-based awards constitute the performance-based portion of total compensation.

        The compensation program is structured to provide senior management with a total compensation package that, at expected levels of performance, is competitive with those provided to executives who hold comparable positions or have similar qualifications in other similarly situated organizations. Peer companies are specifically utilized by the Compensation Committee in evaluating compensation levels of all executives; however, the Compensation Committee also receives advice from time to time regarding compensation levels from Towers Perrin, an independent compensation consulting firm, which utilizes a number of other sources, including information from other companies.

	Effective January 1, 2001, the Compensation Committee of the Board of Directors implemented share ownership guidelines for all executives. These new ownership guidelines require that all executives hold a minimum number of shares of Global Industries stock equal to five, three, or one times their base salary in market value (i.e., number of shares multiplied by share price) for the Chief Executive Officer; President; Chief Operating
Officer; and Chief Financial Officer; and all other executives, respectively. Each executive will be required to meet the guideline of ownership stated above within five years.

        Base Salary Program. The Compensation Committee establishes base salary levels of the Chief Executive Officer and other executive officers after review of salary survey data of other companies in the oil field service industry having annual sales or revenues generally similar in size to the Company, with particular emphasis given to those other companies in the same geographic area as the Company. By reviewing the salary data of such other companies from time to time, the Compensation
Committee intends to try to ensure that the base salaries established by the Compensation Committee are generally within the range of base salaries paid by the other companies. The base salaries established for each executive officer also takes into account the executive's particular experience and level of responsibility.

        Base salaries of the executive officers are reviewed annually, with adjustments made based on any updated salary data, increases in the cost of living, job performance of the executive officer over time, the expansion of duties and responsibilities, if any, of the executive officer and general market salary levels. No specific weight or emphasis is placed on any one of these factors. In 2002, the Compensation Committee increased the base salary of the Chief Executive Officer, Mr. William Dore', by 29% and the other Named Executives by 8% to 24%. The base salaries were increased after the Compensation Committee completed its annual salary review in 2002 and determined that base salaries of the Company's executive officers, including the Chief Executive Officer, which had not been increased since 2000, had fallen below the targeted ranges of based salaries paid by comparative companies. In 2001, the Compensation Committee did not increase the base salary of the Chief Executive Officer or the base salary of the other Named Executives and in October 2001, in order to reduce costs, a Company-wide temporary salary reduction program was instituted with a reduction of 15% to 25% for executive officers. The salary reduction program was subsequently rescinded in March 2002 and the base salaries of the executive officers, including the Chief Executive Officer, were reinstated to their previous levels.

        Short-Term Incentive Compensation. Annual incentive compensation awards enable the executives and other key employees of the Company to earn annual cash bonuses, based upon the Company's financial results meeting or exceeding goals as well as individual performance. The Company's short-term incentive plan is designed to provide a total cash compensation package that at expected levels of performance targets the 50th percentile for peer group companies. Considering the Company's performance relative to goals, the Compensation Committee recommends incentive compensation awards and contributions to the Company's defined contribution profit sharing retirement plan. Based on the Company's performance, during 2002, 2001 and 2000, the Chief Executive and other Named Executives did not receive an incentive award. During 2002, the Chief Executive Officer received a profit sharing and retirement plan contribution of $204, and the other Named Executives received contributions totaling $569. In 1998, the Company adopted a Performance Bonus Plan to provide for awards to key employees, including executive officers. The performance bonus awards are paid in three equal installments, with the first installment paid at the time of the award. The Chief Executive Officer did not receive a performance bonus award in the year ended March 31, 1998 and the other Named Executives received total awards of $80,000 of which one-third was paid in the year ended March 31, 1998, one-third was paid in the nine months ended December 31, 1998, and the final one-third was paid in February 2000. Based on the Company's performance, no performance bonus awards have been made since 1998.

        Long-Term Incentive Compensation. The long-term incentive portion of the Company's executive compensation plan is administered through the Company's Option Plans, each established by the Board of Directors of the Company to provide a means by which certain employees of the Company, including executive officers, could not only be paid competitively, but also develop an economic interest, through ownership in the Company's common stock, in the financial success of the Company. After reviewing the stock option and restricted stock award position of each executive officer and reviewing competitive compensation data, the Compensation Committee makes awards to executive officers and other key employees, in order to enhance the recipients' desire to remain with the Company and devote their best efforts to its business by more closely aligning executives' and shareholders' long-term interests. During 2002, the Company granted 252,000 stock options and no restricted stock awards to the Chief Executive Officer, and granted a total of 223,000 options and 5,000 shares of restricted stock to the other Named Executives.

        Section 162(m). Section 162(m) of the Internal Revenue Code ("Section 162(m)"), enacted in 1993, imposes a limit of $1 million, with certain exceptions, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to each of its chief executive officer and four other most highly compensated executive officers. None of the Company's executive officers currently receives compensation exceeding the limits imposed by Section 162(m).
While the Compensation Committee cannot predict with certainty how the Company's executive compensation might be affected in the future by the Section 162(m) or applicable tax regulations issued thereunder, the Compensation Committee intends to try to preserve the tax deductibility of all executive compensation while maintaining the Company's executive compensation program as described in this report.


                                        Compensation Committee
                                        Edgar G. Hotard, Chairman
                                        Richard A. Pattarozzi
                                        James Payne



        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the preceding performance information shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or incorporated by reference into any filing except to the extent this report is specifically incorporated by reference therein.




                                  COMPARATIVE STOCK PERFORMANCE

        The Performance Graph below compares the cumulative total shareholder return on the Company's common stock, based on the market price of the common stock, with the cumulative total return of the Standard & Poor's 500 Index (the "S&P 500 Index") and a weighted index peer group of six companies (the "Peer Group"). The Peer Group is comprised of Stolt Comex Seaway
S.A., Noble Corporation, Cal Dive International, Horizon Offshore, Oceaneering International, Inc., and Offshore Logistics, Inc. Cumulative total return is based on annual total return, which assumes reinvested dividends for the period shown in the Performance Graph and assumes that $100 was invested on March 31, 1998, in each of Global, the S&P 500 Index and the Peer Group. The Peer Group investment is weighted at the beginning of each period based on the market capitalization of each individual company within the group. The results shown in the graph below are not necessarily indicative of future performance.

                                  Comparison of Cumulative Total Return

                                                  <CHART>

                         March  December  December  December  December  December
                           31,     31,       31,       31,       31,       31,
                          1998   1998(1)    1999      2000      2001      2002
                         ------ --------  --------  --------  --------  --------

Global Industries Ltd.    $100     $30      $42       $67       $44       $20

S&P 500                   $100    $112     $133      $120      $104       $80

Peer Group                $100     $45     $103      $138      $108      $120

______________________
(1) Return for the period ended December 31, 1998 reflects a nine-month period that corresponds with the change in the Company's fiscal year end.


        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the preceding performance information shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or incorporated by reference into any filing except to the extent this report is specifically incorporated by reference therein.


                                SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS


        Shareholders may propose matters to be presented at shareholders' meetings and may also nominate persons to be directors, subject to the formal procedures that have been established.

Proposals for 2004 Annual Meeting

	Pursuant to rules promulgated by the Securities and Exchange Commission, any proposals of shareholders of the Company intended to be presented at the Annual Meeting of Shareholders of the Company to be held in 2004 and included in the Company's proxy statement and form of proxy relating to that meeting, must be received at the Company's principal executive offices, 8000
Global Drive, Carlyss, Louisiana 70665, no later than December 6, 2003. Such proposals must be in conformity with all applicable legal provisions, including Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act.

	In addition to the Securities and Exchange Commission rules described in the preceding paragraph, the Company's bylaws provide that for business to be properly brought before any annual meeting of shareholders, it must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder of the Company who is a shareholder of record at the time of giving of the required notice described below, who shall be entitled to vote at such meeting and who complies with the following notice procedures. For business to be brought before an annual meeting by a shareholder of the Company, the shareholder must have given timely notice in writing of the business to be brought before such annual meeting to the Secretary of the Company. To be timely for the 2004 Annual Meeting, a shareholder's notice must be delivered to or mailed and received at the Company's principal executive offices, 8000 Global Drive, Carlyss, Louisiana 70665, on or before
February 15, 2004. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (c) the class and number of shares of voting stock of the Company which are owned beneficially by the shareholder, (d) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring the proposed business before the meeting, and
(e) a description of any material interest of the shareholder in such business. A shareholder must also comply with all applicable requirements of the Securities Exchange Act and the Rules and Regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions.


Nominations for 2004 Annual Meeting and for Any Special Meetings

	Pursuant to the Company's bylaws, only persons who are nominated in accordance with the following procedures are eligible for election as directors. Nominations of persons for election to the Company's Board of Directors may be made at a meeting of shareholders only (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company who is a shareholder of record at the time of giving of the required notice described below, who is entitled to vote for the election of directors at the meeting, and who complies with the following notice procedures. All nominations, other than those made by or at the direction of the Board of Directors, must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the Company's principal executive offices, 8000 Global Drive, Carlyss, Louisiana 70665, (i) with respect to an election to be held at the 2004 Annual Meeting on or before February 15, 2004, and (ii) with respect to any election to be held at a special meeting of shareholders, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. A shareholder's notice to the Secretary of the Company must set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company's books, of such shareholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder. In the event a person who is validly designated as a nominee for election as a director shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee. A shareholder must also comply with all applicable requirements of the Securities Exchange Act and the Rules and Regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions.


                        SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

	The Company believes, based upon a review of the forms and amendments furnished to it, that during the year ended December 31, 2002, the Company's directors and officers complied with the filing requirements under Section 16(a) of the Securities
Exchange Act except that Messrs. Day, Pattarozzi and Pollock, each of whom are directors of the Company, were late in filing their Statement of Changes in Beneficial Ownership on Form 4 with respect to the stock units they received under the Company's Non-Employee Director Compensation plan for two meetings. These late filings were the result of the changes effective in the fall of last year to the rules relating to the required time for such filings (which now requires filings to be made within two business days). In December of last year the Company instituted new procedures to insure that future filings will be made in compliance with the new expedited filing requirements.

                        RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

	Deloitte & Touche LLP, independent public accountants, have been the principal independent auditors for the Company since October 1991. The Company expects that they will continue as the Company's principal independent auditors for 2003. The Audit Committee of the Board of Directors determined that the provision of non-audit services by Deloitte & Touche LLP in 2002 was compatible with their independence. Representatives of Deloitte
& Touche LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

	Effective February, 2003, the Audit Committee pre-approves all auditing services and permitted non-audit services
(including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to the Chairperson of the Audit Committee or subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that the decisions of the Chairperson or such subcommittee to grant pre-approvals shall thereafter be presented to the full Audit Committee.

        For the years ended December 31, 2002 and 2001, professional services were performed by Deloitte and Touche, LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche").
Audit and audit-related fees aggregated $627,043 and $629,690 for the years ended December 31, 2002 and 2001, respectively and were composed of the following:

Audit Fees

        The aggregate fees billed by Deloitte & Touche for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2002 and 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q were $605,026 and $614,003, respectively.

Audit-Related Fees

        The aggregate fees billed by Deloitte & Touche for Audit-Related services for the fiscal years ended December 31, 2002 and 2001 were $22,017 and $15,687, respectively. These fees relate to the audit of the Company's employee benefit plan audit and consultations on financial accounting and reporting issues.

Tax Fees

        The aggregate fees billed by Deloitte & Touche for tax services for the fiscal years ended December 31, 2002 and 2001 were $312,525 and $57,800, respectively. These fees primarily relate to foreign tax return reviews and assistance with foreign tax audits.

Financial Information Systems Design and Implementation Fees

	There were no fees billed by Deloitte & Touche for professional services rendered for information technology services relating to financial information systems design and implementation during 2001 or 2002.

All Other Fees

	There were no fees, other than described above, billed by Deloitte & Touche during 2001 or 2002.


                                  GENERAL

	The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

	The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by personal interview, special letter, telephone, telegram or otherwise. Brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record will be requested to forward solicitation materials to the beneficial owners thereof and will be reimbursed by the Company for their expenses. The Company has retained the services of American Stock Transfer & Trust Company to assist in the solicitation of proxies either in person or by mail, telephone or telegram, at an estimated cost of $18,000, plus expenses.



                                  ANNUAL REPORT AND FORM 10-K

	The Company's Annual Report to Shareholders containing audited financial statements for the year ended December 31, 2002, is being mailed herewith to all shareholders entitled to vote at the Annual Meeting. The Annual Report to Shareholders does not constitute a part of this proxy soliciting material.

	A copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission may be obtained, without charge, by writing the Company, Global Industries, Ltd., 8000
Global Drive, Carlyss, Louisiana 70665, Attention: Investor
Relations.


                DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

        Shareholders who share a single address, will receive only one annual report and proxy statement to that address unless we received instructions to the contrary from any shareholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact at the Company's Investor Relations Department at 337-583-5000 or write to Investor Relations, 8000 Global Drive, Carlyss, Louisiana 70665. If you are a shareholder of record receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner. If you own your shares through a bank, broker or other holder of record, you can request householding by contacting the holder of record.





                                                       Appendix A


Charter


        The Board of Directors of the Company has established the Audit Committee of the Board whose activities shall be governed by this Charter.

1.      Purposes

        The Audit Committee's function is to assist the Board in fulfilling its oversight responsibilities relating to the Company's corporate accounting and financial reporting practices. In fulfilling this function, the Audit
Committee's primary duties and responsibilities are to:

         Serve as an independent and objective party to oversee the integrity of the Company's financial statements and to monitor the Company's financial reporting process and systems of internal controls regarding financial, accounting, and legal compliance.

        Monitor the independence and performance of the Company's independent auditor and internal auditing function.

        Provide an avenue of communication among the independent auditor, management, the internal auditing function, and the Board.

        Report actions of the Audit Committee to the Board with such recommendations as the Audit Committee may deem appropriate.

2.      Composition

        The Audit Committee shall consist of at least three members, all of whom must be members of the Board. To the extent required by the NASDAQ, at least one of the members shall have accounting or related financial management expertise as set forth in the applicable rules of the NASDAQ.

        Each Audit Committee member shall satisfy the independence and knowledge requirements, as amended from time to time, of (1) the NASDAQ applicable to the Company, (2) Section
10A(m)(3) of the Securities Exchange Act of 1934 (the
"Exchange Act") and the rules and regulations promulgated by the Securities and Exchange Commission and (3) the Global Industries, Ltd. Corporate Governance Guidelines.
Audit Committee members shall be appointed by the Board based on the recommendations of the Company's Nominating &
Governance Committee.  The chairperson of the Audit
Committee shall be the member so designated by the Board or if no such designation is made, shall be selected from its members by affirmative vote of the majority of Audit
Committee. Audit Committee members may be removed or replaced at any time by the Board.

3.      Authority and Responsibilities

        The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit
Committee who shall have full authority to terminate the independent auditor.

        The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which are approved by the Audit Committee prior to the completion of the audit.
The Audit Committee may form and delegate authority to the audit and permitted non-audit services, provided that the decisions of the Chairperson or such subcommittee to grant pre-approvals shall thereafter be presented to the full
Audit Committee.

        The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit
Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.
The Committee shall be empowered to conduct or cause to be conducted any investigation appropriate to fulfilling its responsibilities, and shall have direct access to the independent auditor as well as Company employees as necessary.

        Without limiting the generality of the preceding statement, the Audit Committee, to the extent it deems necessary or appropriate, shall:

Review Procedures

1. Review and discuss with management and the independent auditor, the Company's year-end financial results prior to the release of earnings and the Company's annual audited financial statements prior to filing or distribution. Such review of the audited financial statements shall also include review of the Company's
SEC filings and disclosures particularly under the related "Management's Discussion and Analysis of Financial Condition and Results of Operations."
Recommend to the Board whether or not the audited financial statements should be included in the Company's Annual Report on Form 10-K for the last fiscal year.

2. Review and discuss with management and the independent auditor, the Company's quarterly financial results prior to the release of earnings and the Company's quarterly financial statements prior to filing or distribution. Such review of the quarterly financial statements shall also include review of the Company's
SEC filings and disclosures particularly under the related "Management's Discussion and Analysis of Financial Condition and Results of Operations."

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

4. Review and discuss quarterly reports from the independent auditor on:

        all critical accounting policies and practices to be used;

        all alternative treatments of financial
information within generally accepted accounting principles ("GAAP") that have been discussed with Management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;
and

        other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.	Discuss with the independent auditor the matters
required to be discussed by Statement on Auditing
Standards No. 61 relating to the conduct of their audit, including any problems or difficulties encountered in the course of the audit work and management's response, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

6. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls and procedures for financial reporting.

7. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

8. In consultation with management, the independent auditor, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls including computerized information system controls and security. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.

9. Review and discuss with management all financial information and earnings guidance provided by the Company. Such discussions may be done generally
(consisting of discussing the types of information disclosed and presentations made) and need not precede each instance in which the Company provides guidance.

10. Recommend to the Board policies for hiring of any employee or former employee of the independent auditor.

11. Review and periodically recommend modifications to the Company's Code of Ethics for Senior Financial
Officers.

12.     Annually evaluate the performance of the Audit
Committee and submit itself to the review and evaluation by the Board or a committee it designates.

13. At least annually, obtain and review a report by the independent auditor describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Company. Such review shall also include the evaluation of the lead partner of the independent auditor and ensuring the periodic rotation of the lead audit partner and the reviewing partner as required by law.


Oversight of Relationship with Independent Auditor

14. At least annually, evaluate the qualifications, performance and independence of the independent auditor by, among other things, (1) receiving from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence
Standards Board Standard No. 1, that could impair the auditors' independence; (2) actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountants; (3) recommending to the Board the appropriate action to be taken in response to the independent auditor's report to satisfy itself of the independent auditor's independence and (4) considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of Management and the internal auditors. The Audit
Committee shall present its conclusions with respect to the independent auditor to the Board.

15. Prior to each audit, review the independent auditor's audit plan and engagement letter and discuss with the independent auditor and the internal auditor the scope of the audit, staffing, locations, reliance upon management, and internal audit and general audit approach.


Oversight of Internal Audit Department and Legal Compliance

16. Review and discuss with the Company's independent auditor and senior management the budget, plan, changes in plan, activities, organizational structure and staffing, and qualifications of the internal audit function. The internal audit function shall be responsible to senior management, but shall have a direct reporting responsibility to the Board through the Committee.

17. Review the appointment, performance, and replacement of the senior internal auditor or at the Board's discretion, select and contract with an outside auditor (other than the Company's independent auditor) to perform all or any specified portion of the internal audit function the entity retained to provide internal audit.

18. Review a summary of findings from completed internal audits and, where appropriate, review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

19. Review with the General Counsel the results of his/her review of the Company's compliance with the Company's
Code of Conduct.

20. On at least an annual basis, review with the Company's legal counsel any legal matters, including inquiries received from regulators or governmental agencies, that could have a significant impact on the Company's financial statements or the Company's compliance with applicable laws and regulations.

21. Discuss with management and the independent auditor any published reports which raise material issues regarding the Company's financial statements, accounting procedures or compliance policies.

22.     Obtain from the independent auditor assurance that
Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.
Other Audit Committee Responsibilities

23. Establish procedures to review and approve all related party transactions to the extent required by the rules of the NASDAQ.

24. Establish procedures to (i) receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and (ii) the confidential and anonymous submission by employees of concerns regarding questionable accounting or audit practices.

25. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

26. Annually prepare a report to shareholders as required by the Securities and Exchange Commission to be included in the Company's annual proxy statement.

27. Regularly report to the Board on significant results of its activities and recommendations.

28. Perform any other activities consistent with this Charter, the Company's articles of incorporation by-laws, the rules of the NASDAQ and governing law, as the Committee or the Board deems necessary or appropriate.

        While the Audit Committee has the responsibilities and authority set forth by this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate or in accordance with generally accepted accounting principles. These are the responsibility of Management and the independent auditor.


4.	Procedures

4.1	Meetings

        The Audit Committee shall meet at the call of its chairperson, two or more of its members, or the Chairman of the Board. The Audit Committee shall meet at least quarterly, and at other times as the chairperson, the Chairman of the Board or two or more members shall determine is warranted. The Audit
Committee shall meet in separate private executive sessions periodically but at least annually with senior management, the internal auditors (and/or any outside auditor performing the function of internal audit) and the independent auditor as well as a committee to discuss matters that the members or any of these groups believe should be discussed in executive session. Meetings may, at the discretion of the Audit Committee, include members of the Company's management, independent consultants, and such other persons as the Audit Committee or its chairperson may determine. The chairperson of the Audit Committee will preside at each meeting and, in consultation with the other members of the Audit Committee, will set the length of each meeting and the agenda of items to be addressed at each meeting. The agenda for each meeting shall be circulated to each Audit Committee member in advance of the meeting. The Audit Committee may meet in person, by telephone conference call, or in any other manner in which the Board is permitted to meet under law or the Company's bylaws.

4.2	Quorum and Approval
A majority of the members of the Audit Committee shall constitute a quorum. The Audit Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Audit
Committee may also act by unanimous written consent in lieu of a meeting.

4.3	Rules
The Audit Committee may determine additional rules and procedures, including designation of a chairperson pro tempore in the absence of the chairperson or a secretary of the Audit Committee in each case for any meeting thereof.

4.4	Fees
Each member of the Audit Committee shall be paid the fee set by the Board for his or her services as a member of, or chairperson of, the Audit Committee.









                                (Front of Card)



PROXY                       GLOBAL INDUSTRIES, LTD.
                        Proxy for 2003 Annual Meeting

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

	The undersigned hereby appoints William J. Dore' and Peter
S. Atkinson, and each of them, with or without the other, proxies, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote at the 2003
Annual Meeting of Shareholders of Global Industries, Ltd. (the "Company"), to be held in Houston, Texas on May 15, 2003, at 10:00 a.m. (local time) and all adjournments and postponements thereof as follows:

    (1) Election of Directors.

        [ ] FOR all nominees listed      [ ]   WITHHOLD AUTHORITY
            below (except as marked            to vote for all
            to the contrary below).            Nominees listed below.



    INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

    William J. Dore'       James C. Day            Edward P. Djerejian
    Edgar G. Hotard        Richard A. Pattarozzi   James L. Payne
    Michael J. Pollock     Luis K. Tellez

    (2) In their discretion, upon any other business which may properly come before said meeting.


                        (continued on reverse side)





                                (Back of Card)



	This Proxy will be voted as you specify on the reverse side hereof. If no specification is made, this Proxy will be voted with respect to item (1) FOR the nominees listed, and in accordance with the judgment of the persons voting the Proxy with respect to any other matters which may properly be presented at the meeting. Receipt of the Notice of the 2003 Annual Meeting and the related Proxy Statement is hereby acknowledged.



                                   Dated:___________________________, 2003


                                   _______________________________________
									        Signature

                                   _______________________________________
                                                Signature, if jointly held




        Please sign your name exactly as it appears hereon.
        Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon. If held by a corporation, please sign in the full corporate name by the president or other authorized officer.


	PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
	PROMPTLY USING THE ENCLOSED ENVELOPE.